UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2024
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AKEBIA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 871-2098
N/A
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Entry into Kreos Term Loan Facility

On January 29, 2024 (the “Closing Date”), Akebia Therapeutics, Inc. (“Company” and collectively with any Company affiliates that are made party to the Credit Agreement as a borrower, “Borrower”) entered into an Agreement for the Provision of a Loan Facility (the “Credit Agreement”) with Kreos Capital VII (UK) Limited (“Kreos” or “Lender Representative”), which are funds and accounts managed by BlackRock, and provides for a senior secured term loan facility in the aggregate principal amount of up to $55.0 million (the “Term Loan Facility”). An initial tranche of $37.0 million (the “Initial Loan”) was funded under the Term Loan Facility on the Closing Date. In addition to the Initial Loan, the Term Loan Facility includes additional tranches available as follows: $8.0 million available in a single draw through December 31, 2024 (the “Tranche B Loan”) and $10.0 million available in a single draw through December 31, 2024 (the “Tranche C Loan” and, together with the Initial Loan and the Tranche B Loan, the “Term Loans”).

Each Term Loan draw is subject to various conditions precedent, including (x) the absence of any defaults or events of default and Borrower’s continued compliance with the terms and provisions of the Credit Agreement, (y) in the case of the Tranche B Loan and Tranche C Loan, receipt of marketing approval for vadadustat from the United States Food and Drug Administration (“Vadadustat FDA Approval”) and (z) in the case of Tranche C, receipt of a certain amount of cumulative gross cash proceeds after the Closing Date in the form of equity or equity linked securities in one or more series of transactions. The Term Loan Facility has an initial maturity date of March 31, 2025, which shall be automatically extended to January 29, 2028 if Company receives Vadadustat FDA Approval on or prior to June 30, 2024 (the “Maturity Date”).

Borrower’s net proceeds from the Initial Loan were approximately $34.5 million, after deducting estimated debt issuance costs, fees and expenses. On the Closing Date, the Company repaid in full the Borrower’s prior term loan from Pharmakon (as defined in Item 1.02 below), including payment of certain termination fees and other expenses incurred in connection therewith (as described in Item 1.02 below). All obligations under the Term Loan Facility are secured by a perfected first priority security interest in substantially all of the existing and after-acquired assets of the Borrower and its material subsidiaries, subject to customary exceptions.

Interest Rate, Amortization and Fees

The Term Loan Facility will accrue interest at a floating annual rate equal to the sum of (x) term Secured Overnight Financing Rate (“SOFR”) for a tenor of one month (subject to a floor of 4.25% per annum) plus (y) a margin of 6.75% per annum (subject to an overall cap of 15.00% per annum on the all-in interest rate). During the continuance of any payment event of default under the Credit Agreement, the interest rate on such overdue sum will automatically increase by an additional 3.0% per annum, and may be subject to an additional late fee of 2.0% of such overdue sum.

The Term Loan Facility shall not amortize during the period commencing on the Closing Date and ending on December 31, 2025 (which may be extended to December 31, 2026 at the Borrower’s option) (the “Interest Only Period”). The Borrower shall pay interest and, after the Interest Only Period, principal, on the first calendar day of each month.

In the event of certain prespecified events, the repayment schedule will be accelerated. For example, if Vadadustat FDA Approval is not obtained on or prior to June 30, 2024, the Interest Only Period will automatically terminate on October 1, 2024, and the Borrower shall repay the Term Loans in seven equal monthly payments (comprised of principal and interest), commencing on October 1, 2024 and ending on the Maturity Date.

The Term Loan Facility also includes customary transaction fees and exit fees. The Company may prepay the outstanding Term Loans in full (not in part), subject to a customary prepayment premium ranging from 1.0 to 4.0% of the amount prepaid. If prepayment is made during the first year, the Company also is required to pay the amount of otherwise due interest payments for the twelve-month period following prepayment.

Warrant Coverage

On the Closing Date, the Company entered into a warrant agreement with Kreos Capital VII Aggregator SCSp, an affiliate of the Lender Representative (the “Warrant Holder”), pursuant to which the Company (i) issued a warrant to Warrant Holder to purchase 3,076,923 shares of the Company’s common stock, at an exercise price per share of $1.30 (subject to standard adjustments for stock splits, stock dividends, rights offerings and pro rata distributions) (the “Exercise Price”), and (ii) will issue at the time of drawdown of the Tranche C Loan, if applicable, a warrant to Warrant Holder to purchase 1,153,846 shares of the Company’s common stock, at an exercise price per share equal to the Exercise Price. Each warrant shall be exercisable for eight years from date of issuance.

The warrants and the common stock issuable upon the exercise of such warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the holder thereof may only sell common stock issued upon exercise of such warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Representations, Warranties, Covenants, and Events of Default

The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, events of default and other provisions and conditions that are customarily required for similar financings. The financial covenants under the Credit Agreement require the Borrower to either (i) maintain cash and cash equivalents, measured as of the last day of each fiscal month, greater than or equal to $15,000,000 or (ii) earn consolidated revenue, measured as of the last day of each fiscal month for the trailing twelve-month period, of $150,000,000. If an event of default occurs and is continuing under the Credit Agreement, the Collateral Agent is entitled to take enforcement action, including acceleration of amounts due under the Credit Agreement.

The foregoing summary of the Term Loan Facility and the warrant agreement are not complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the form of warrant agreement, respectively, copies of which the Company expects to file with its Annual Report on Form 10-K for the year ended December 31, 2023.

Item 1.02     Termination of a Material Definitive Agreement

Termination of Pharmakon Term Loan Facility

On November 11, 2019, the Company entered into that certain Loan Agreement (as amended, restated, amended and restated, supplemented or otherwise modified, the “Prior Credit Agreement”), with Biopharma Credit PLC, BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP (together, “Pharmakon” and, together with certain affiliates of Pharmakon, the “Prior Lenders”). In connection with the entry into the Credit Agreement, on the Closing Date the Prior Credit Agreement and the other loan documents associated therewith were terminated, the payment and other obligations of Borrower under the Prior Credit Agreement were paid in full and discharged, and Prior Lenders’ security interests in the Company’s assets and property were released.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth under Item 1.01 with respect to the Warrant is incorporated by reference into this Item 3.02.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: January 30, 2024	By:	/s/ John P. Butler
Name: John P. Butler
Title: President and Chief Executive Officer